Exhibit 99.906Cert

Certification under Section 906 of Sarbanes Oxley (18 USC 1350)

Ultra Series Fund

Annual Report dated December 31, 2022

The undersigned certify that this periodic report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)) and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Patrick F. Ryan Patrick F. Ryan Principal Executive Officer	/s/ Greg D. Hoppe Greg D. Hoppe Principal Financial Officer and Principal Accounting Officer

Dated this 27th day of February 2023

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ultra Series Fund and will be retained by Ultra Series Fund and furnished to the SEC or its staff upon request.